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                                                                     EXHIBIT 4.3

                  SECOND SUPPLEMENTAL INDENTURE, dated as of May 30, 2002 (this "Second Supplemental Indenture"), by and between Quality Distribution, Inc., a Florida corporation (the "Company"), the subsidiaries of the Company listed on the signature pages hereto (the "Guarantors"), and The Bank of New York, as trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Guarantors and the Trustee have entered into that certain Indenture, dated as of June 9, 1998, as supplemented by the First Supplemental Indenture, dated as of August 28, 1998 (as so supplemented, the "Indenture"), providing for the issuance and delivery by the Company of its 10% Series B Senior Subordinated Notes due 2006 and Series B Floating Interest Rate Subordinated Term Securities (FIRSTS(SM)) due 2006 (collectively, the "Securities"); and

                  WHEREAS, there is currently outstanding under the Indenture an aggregate principal amount of $140,000,000 of the Securities; and

                  WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may (subject to certain exceptions), with the written consent of the holders (other than Affiliates (as defined in the Indenture) of the Company) of at least a majority in aggregate principal amount of the outstanding Securities, amend or supplement the Indenture for the purpose of making certain modifications, waivers and amendments of the provisions of the Securities or the Indenture; and

                  WHEREAS, the Company has offered to exchange (the "Exchange Offer") all of the outstanding Securities upon the terms and subject to the conditions set forth, as applicable, in (a) the Offering Memorandum and Consent Solicitation Statement, dated April 10, 2002, as amended by Supplement No. 1 thereto, dated May 10, 2002, the related Consent and Letter of Transmittal, dated April 10, 2002, and the related Institutional Accredited Investor Letter, dated April 10, 2002 (collectively, as each such document may be amended, supplemented or modified from time to time, the "Offering Memorandum"), (b) the Lock-Up and Purchase Agreement, dated as of April 10, 2002, as amended by the Waiver thereto dated May 10, 2002 (the "Apollo Lock-Up Agreement") among the Company, Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (U.K.) Partners III, L.P. (collectively, the "Apollo Entities"), (c) the Lock-Up Agreement, dated as of April 10, 2002, as amended by Amendment No. 1 thereto dated May 24, 2002 (the "Ares Lock-Up Agreement"), among the Company, ARES Leveraged Investment Fund, L.P. and ARES Leveraged Investment Fund II, L.P. (collectively, the "Ares Entities") and (d) the Lock-Up Agreement, dated as of April 10, 2002 (the "Management Group Lock-Up Agreement" and, together with the Apollo Lock-Up Agreement and the Ares Lock-Up Agreement, collectively, the "Lock-Up Agreements"), among the Company and certain members of management of the Company (the "Management Group"); and

                  WHEREAS, in connection with the Exchange Offer, the Company is soliciting consents (the "Consent Solicitation") from the holders (other than Affiliates (as defined in the Indenture) of the Company) of at least a majority in aggregate principal amount of the outstanding Securities (the "Requisite Consents") to the proposed amendments (the "Proposed
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Amendments") to the Indenture, with the effectiveness of such Proposed
Amendments being conditioned only upon the receipt by the Company of the Requisite Consents and the execution of this Second Supplemental Indenture; and

                  WHEREAS, the Company has received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture and has delivered an officers' certificate to the Trustee so certifying; and

                  WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Second Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the holders of the Securities:

                                    ARTICLE I

                                    AMENDMENT

1.1      AMENDMENT OF SECTION 1.01.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 1.01 of the Indenture are amended by deleting, in their entirety, those terms, and the respective meanings assigned thereto, that are referred to solely in the provisions of those Sections and subsections of the Indenture (other than Section 1.01) that will be amended by deleting the text of such Section or subsection, as the case may be, in its entirety (and inserting in lieu thereof the phrase "[intentionally omitted]"), as a result of the execution of this Second Supplemental Indenture.

1.2      AMENDMENT OF SECTION 4.03.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.03 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."

1.3      AMENDMENT OF SECTION 4.04.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.04 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."

1.4      AMENDMENT OF SECTION 4.05.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.05 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."
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1.5      AMENDMENT OF SECTION 4.06.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.06 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."

1.6      AMENDMENT OF SECTION 4.07.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.07 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."

1.7      AMENDMENT OF SECTION 4.09.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.09 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."

1.8      AMENDMENT OF SECTION 4.10.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.10 are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the following: "The Company will deliver to the Trustee, the Commission or the Holders of the Securities, as applicable, all information, documents and other reports required to be delivered by the provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended."

1.9      AMENDMENT OF SECTION 4.12.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.12 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."

1.10     AMENDMENT OF SECTION 4.13.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.13 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."

1.11     AMENDMENT OF SECTION 4.14.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.14 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."
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1.12     AMENDMENT OF SECTION 4.17.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.17 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."

1.13     AMENDMENT OF SECTION 4.18.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 4.18 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]."

1.14     AMENDMENT OF SECTION 5.01.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 5.01 of the Indenture are amended as follows:

                  (a) subsection (a)(ii) thereof is deleted in its entirety;

                  (b) subsection (a)(iii) thereof is redesignated as subsection
(a)(ii);

                  (c) subsection (a)(iv) thereof is redesignated as subsection
(a)(iii);

                  (d) the last sentence of subsection (a) thereof is amended by deleting the text "and (iii)" in such sentence; and

                  (e) by inserting a new subsection (d) thereto as follows: "(d) Notwithstanding anything to the contrary in paragraph (a) hereof or in Section 5.02, the transfer of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to a Wholly Owned Restricted Subsidiary of the Company shall be expressly permitted without complying with the foregoing paragraph (a), and such Wholly Owned Restricted Subsidiary of the Company shall not succeed to, or be substituted for, or exercise any right or power of, the Company under this Indenture and shall not be deemed a successor to the Company for any purpose under this Indenture."

1.15     AMENDMENT OF SECTION 6.01.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 6.01 of the Indenture are amended as follows:

                  (a) by deleting the text of each of subsections (c), (d) and
(e) in its entirety and inserting in lieu of each subsection the phrase "[intentionally omitted]"; and

                  (b) by deleting the last paragraph of Section 6.01 in its entirety.
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1.16     AMENDMENT OF SECTION 8.03.

         Effective upon, and subject only to, the Acceptance, the provisions of
Section 8.03 of the Indenture are amended by deleting the text of each of subsections (b), (c), (d), (e), (f) and (h) in its entirety and inserting in lieu of each subsection the phrase "[intentionally omitted]."

1.17     CONFORMING AMENDMENTS.

         Effective upon, and subject only to, the Acceptance, the form of Security and the outstanding Securities are hereby amended to make any and all changes that correspond to the amendments to the Indenture set forth in Sections
1.1 through 1.16 of this Second Supplemental Indenture.

                                   ARTICLE II

                                  MISCELLANEOUS

2.1      INTERPRETATION.

         Upon execution and delivery of this Second Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Second Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Second Supplemental Indenture will control. The Indenture, as modified and amended by this Second Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this Second Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Second Supplemental Indenture, shall control.

2.2      CONFLICT WITH TRUST INDENTURE ACT.

         If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the "TIA") that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture.

2.3      SEVERABILITY.

         In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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2.4      TERMS DEFINED IN THE INDENTURE.

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

2.5      HEADINGS.

         The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

2.6      BENEFITS UNDER SECOND SUPPLEMENTAL INDENTURE, ETC.

         Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

2.7      SUCCESSORS.

         All agreements of the Company and the Guarantors in this Second Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

2.8      THE TRUSTEE.

         The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

2.9      CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

         In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

2.10     GOVERNING LAW.

         THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Second Supplemental Indenture.
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2.11     COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement.

                            [signature pages follow]
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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the date first above written.

                                   QUALITY DISTRIBUTION, INC.



                                   By: /s/ Thomas L. Finkbiner
                                       Title:  President and
                                       Chief Executive Officer


                                   THE BANK OF NEW YORK,
                                        as Trustee



                                   By: /s/ Sirojni L. Dindial
                                       Title:  Assistant Vice President
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                                   GUARANTORS:

                                   AMERICAN TRANSINSURANCE GROUP, INC.
                                   CAPACITY MANAGEMENT SYSTEMS, INC.
                                   CHEMICAL LEAMAN CORPORATION
                                   CHEMICAL LEAMAN TANK LINES, INC.
                                   CHEMICAL PROPERTIES, INC.
                                   CLM, INC.
                                   CLT SERVICES, INC.
                                   ENVIROPOWER, INC.
                                   FLEET TRANSPORT COMPANY, INC.
                                   LAKESHORE LEASING, INC.
                                   LLI, INC.
                                   MEXICO INVESTMENTS, INC.
                                   PICKERING WAY FUNDING CORP.
                                   POWER PURCHASING, INC.
                                   QUALITY CARRIERS, INC.
                                   QSI SERVICES, INC.


                                   By: /s/ Thomas L. Finkbiner
                                       Title:    President

                                   QUALA SYSTEMS, INC.
                                   TRANSPLASTICS, INC.


                                   By: /s/ Dennis Farnsworth
                                       Title:    Vice President/Treasurer

                                   M T L OF NEVADA


                                   By: /s/ Leo Massey
                                       Title:    President